UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2012

DUKE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-9044	35-1740409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East 96th Street

Suite 100

Indianapolis, IN 46240

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

2011 Financial Highlights

On January 25, 2012, Duke Realty Corporation, an Indiana corporation (the “Company”), reported its earnings for the quarter and year ended December 31, 2011, including the following highlights.

The Company had net income attributable to common shareholders of $45.0 million on revenues from continuing operations of $305.6 million for the fourth quarter of 2011. Diluted funds from operations (“FFO”) attributable to common shareholders was $62.2 million for the fourth quarter of 2011. As of December 31, 2011, the Company’s 616 consolidated in-service properties were 90.8% leased. During 2011, the Company acquired 59 properties and other real-estate related assets with a total acquisition-date value of $757.1 million.

Selected Financial Results

(in thousands)

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2011	2011
	(Unaudited)	(Unaudited)

Revenue from continuing operations	$305,642	$1,274,274

Impairments – Continuing Operations	12,931	12,931

Net Income attributable to common shareholders	44,965	31,416

Basic Funds from operations	60,550	274,616

Diluted Funds from operations	62,216	282,119

December 31, 2011
(Unaudited)

Total assets	$7,004,437

Total debt	3,809,589

Industry analysts and investors use FFO as a supplemental operating performance measure of an equity REIT. The National Association of Real Estate Investment Trusts (“NAREIT”) created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from net income determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). FFO is a non-GAAP financial measure. The most comparable GAAP measure is net income (loss) attributable to common shareholders. FFO attributable to common shareholders should not be considered as a substitute for net income (loss) attributable to common shareholders or any other measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. FFO is calculated in accordance with the definition that was adopted by the Board of Governors of NAREIT, which was clarified during the fourth quarter of 2011 to exclude impairment charges related to depreciable real estate assets and certain investments in joint ventures.

Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry analysts and investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. FFO, as defined by NAREIT, represents GAAP net income (loss), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after similar adjustments for unconsolidated partnerships and joint ventures.

Management believes that the use of FFO attributable to common shareholders, combined with net income (which remains the primary measure of performance), improves the understanding of operating results of REITs among the investing public and makes comparisons of REIT operating results more meaningful. Management believes that excluding gains or losses related to sales of previously depreciated real estate assets and excluding real estate asset depreciation and amortization enables investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activity and assist them in comparing these operating results between periods or between different companies. The following table shows a reconciliation of net income (loss) attributable to common shareholders to the calculation of FFO attributable to common shareholders for the quarter and year ended December 31, 2011, respectively (in thousands):

Reconciliation of Net Income to Funds From Operations

(in thousands)

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2011	2011
	(Unaudited)	(Unaudited)

Net Income Attributable to Common Shareholders	$44,965	$31,416

Adjustments:

Depreciation and amortization	93,250	385,679

Company share of joint venture depreciation and amortization	8,889	33,687

Earnings from depreciable property sales-wholly owned	(86,116)	(169,431)

Earnings from depreciable property sales-share of joint venture	-	(91)

Noncontrolling interest share of adjustments	(438)	(6,644)

Basic Funds From Operations	$60,550	$274,616

Noncontrolling interest in loss of unitholders	1,228	859

Noncontrolling interest share of adjustments	438	6,644

Diluted Funds From Operations	$62,216	$282,119

Updated Tax Disclosure

The Company summarized the material federal income tax consequences relating to the taxation of the Company as a REIT and to the purchase, ownership and disposition of the Company’s common stock in its shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on July 31, 2009. Certain changes to the federal income tax laws since then may affect the taxation of holders of the Company’s stock and are summarized below and should be considered along with the federal income tax considerations summarized in the Company’s shelf registration statement.

New Unearned Income Medicare Tax

Under the Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates, and trusts will be subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individuals’ net investment income or the excess of the individuals’ modified adjusted gross income over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual. U.S. stockholders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the Company’s common stock.

Recent Changes in U.S. Federal Income Tax Withholding

Recently enacted U.S. federal income tax legislation imposes withholding taxes on U.S. source payments made after December 31, 2013 to “foreign financial institutions” and certain other non-U.S. entities and on certain non-U.S. source “pass thru” payments made, and disposition proceeds of U.S. securities realized, after December 31, 2014. The withholding tax of 30% would apply to dividends and the gross proceeds of a disposition of the Company’s stock paid to certain foreign entities unless various information reporting requirements are satisfied. For these purposes, a “foreign financial institution” generally is defined as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) is engaged in the business of holding financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interest, commodities, or any interest in such assets. Prospective investors are encouraged to consult their tax advisors regarding the implications of this legislation on their investment in the Company’s stock, as well as the status of any related federal regulations.

Extension of Reduced Tax Rate Provisions

The Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 extended the sunset provisions for certain tax considerations. For taxable years beginning after December 31, 2012, the 15% capital gains tax rate for non-corporate taxpayers is currently scheduled to increase to 20%, and the rate applicable to qualified dividend income will increase to the tax rate then applicable to ordinary income.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY CORPORATION

By:	/S/ HOWARD L. FEINSAND
Howard L. Feinsand
Executive Vice President, General Counsel and Corporate Secretary

Dated: February 1, 2012